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                    JORDEN BURT BERENSON &JOHNSON LLP
                           SUITE 400 EAST
                     1025 THOMAS JEFFERSON STREET, N.W.
                       WASHINGTON, D.C. 2007-0805
                            (202) 985-8100
                        TELECOPIER (202) 965-8104


April 21, 1997



AIG Life Insurance Company
One Alico Plaza
Wilmington, Delaware 19899


Gentlemen:

We hereby consent to the refernce to our name under th ecaption "Legal Counsel" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 33- 90684)filed by AIG Life Insurance Company and Variable Account II with the
Securities and Exchange Commisssion under the Securities Act of 1933 and the Investment Company Act of 1940.



                                    Very Truly yours,
                                    /s/ Jorden Burt Berenson & Johnson
                                    Jorden Burt Berenson & Johnson